UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2021 (July 19, 2021)

SEQUENTIAL BRANDS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37656	47-4452789
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1407 Broadway, 38th Floor, New York, NY 10018

(Address of Principal Executive Offices/Zip Code)

(646) 564-2577

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SQBG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 19, 2021, Sequential Brands Group, Inc. (“Sequential” or the “Company”) entered into an asset purchase agreement (the “Purchase Agreement”) with Elan Polo International, Inc., (the “Buyer”), pursuant to which Sequential agreed to sell its 65% interest in DVS Footwear International LLC (“DVS”) for $2,000,000 in cash consideration. The sale closed on July 19, 2021.

The Purchase Agreement included customary representations, warranties and covenants of Sequential and the Buyer. The Purchase Agreement also contained indemnification provisions pursuant to which Sequential has agreed to indemnify the Buyer against certain losses, subject to the limitations set forth therein, including losses related to breaches of representations, warranties and covenants.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby is qualified in its entirety by the full text of the Purchase Agreement, which is filed as an exhibit to this Form 8-K.

The Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about Sequential, the Company or the Buyer or any of their respective businesses, subsidiaries or affiliates. The representations, warranties and covenants contained in the Purchase Agreement (a) were made by the parties thereto only for purposes of that agreement and as of specific dates; (b) were made solely for the benefit of the parties to the Purchase Agreement; (c) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information); (d) may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts; and (e) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Sequential, the Company or the Buyer or any of their respective subsidiaries or affiliates. Additionally, the representations, warranties, covenants, conditions and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in Sequential’s public disclosures. The Purchase Agreement should not be read alone, but should instead be read in conjunction with the other information regarding Sequential that is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q and other documents that are filed with the Securities and Exchange Commission.

As previously disclosed, there are ongoing defaults under the Third Amended and Restated First Lien Credit Agreement and the Third Amended and Restated Credit Agreement, both dated as of July 1, 2016 (collectively the “Credit Agreements”) with Bank of America, N.A., as administrative agent and collateral agent and Wilmington Trust, National Association as administrative agent and collateral agent, respectively. The lenders under the Credit Agreements have provided a waiver of such defaults through August 10, 2021. We have disclosed certain uncertainties and risks applicable to us in our previous Form 8-K filed on July 2, 2021 and July 8, 2021. The disclosure in this Form 8-K should be read in conjunction with such information.

Our Board of Directors is continuing to evaluate strategic alternatives, including refinancing all or a portion of our debt and/or the divestiture of one or more existing brands or a sale of the Company, which divestiture or sale may occur pursuant to a case under the federal bankruptcy code. However, we cannot assure you that any such divestiture or sale efforts will be successful or that such efforts will yield the overall best price for such assets, particularly if such events occurred through a restructuring or bankruptcy filing. Any sale of assets may represent a triggering event requiring that we evaluate the carrying value of such assets for impairment purposes, which impairments may be material.

Item 8.01 Other Events.

Our operations and financial results are subject to various risks and uncertainties that could adversely affect our business, financial condition, results of operations, cash flows, prospects and/or trading price of our common stock. In evaluating our business and an investment in our securities, you should consider the risk factors set forth in our previous Form 8-K filed on July 2, 2021 and Form 10-K filed on April 15, 2021.  Although the risks and uncertainties in those filings are those that we consider significant, material risks and uncertainties that are not presently known to us may also adversely affect our business, financial condition or results of operations.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement between Elan Polo International, Inc., and Sequential Brands Group, Inc. dated July 19, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sequential Brands Group, Inc.

Date: July 21, 2021	By:	/s/ Lorraine DiSanto
	Name:	Lorraine DiSanto
	Title:	Chief Financial Officer